SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Two Harbors Investment Corp.

(Name of Registrant as Specified in its Charter)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013 (April 16, 2013)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 1400 Minnetonka, MN	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director.

On April 16, 2013, William W. Johnson advised the Board of Directors (the “Board”) of Two Harbors Investment Corp. (the “Company”) of his intent to resign from the Company’s Board and its committees effective as of a future date convenient to the Company, but not later than August 1, 2013. Mr. Johnson’s decision to resign from the Board was due to his acceptance of new employment and was not the result of a disagreement with the Company relating to its operations, policies or practices. Mr. Johnson currently serves as a member of the Board’s Nominating and Corporate Governance, Compensation and Risk Oversight Committees.

Mr. Johnson was nominated to stand for reelection as a director at the Company’s upcoming Annual Meeting of Stockholders to be held on May 21, 2013 and Mr. Johnson will continue to stand for reelection at such annual meeting of stockholders. The Board continues to recommend stockholders vote “FOR” the reelection of Mr. Johnson. The vacancy created on the Board resulting from Mr. Johnson’s resignation will be filled at a time the Board believes is appropriate.

The information set forth herein supplements the Company’s Proxy Statement dated April 3, 2013 and furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 21, 2013, or any adjournment or postponement thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
Secretary and General Counsel

Date: April 22, 2013